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                                                                      EXHIBIT 16
                                      FORM
                                       OF
                                   AMENDMENT


     AMENDMENT, dated as of ________ ___, 1998 (the "Amendment"), to the Executive Severance/Change of Control Agreement, dated _______________, between State Of The Art, Inc., a California corporation and ____________________ (the "Employee") (the "Severance Agreement").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the parties hereto desire to amend certain provisions of the Severance Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  Amendment of Section 4(d).  Section 4(d) of the Employment
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Agreement is hereby amended in its entirety to read as follows:

     4.  Severance Benefits.  (d)  Options.  In the event Employee's employment
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     with the Company terminates as a result of an Involuntary Termination other than for Cause after a Change of Control and during the time period in which any options granted to Employee on or prior to January 27, 1998 are unvested (the "Subject Options"), then upon such termination, in addition to any portion of the Subject Options that were exercisable immediately prior to such termination, all Subject Options shall immediately become fully vested and exercisable, for the period prescribed in such option plans.

     SECTION 2.  Counterparts.  This Amendment may be signed in any number of
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counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

     SECTION 3.  Governing Law.  This Amendment and the rights and obligations
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of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of California.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  STATE OF THE ART, INC.


                                  By: _________________________________
                                        Name:
                                        Title:


                                      ___________________________________




Acknowledged and accepted as of
the date first set forth above.


THE SAGE GROUP, plc



By: _________________________
    Name:
    Title:



             SIGNATURE PAGE OF AMENDMENT TO THE SEVERANCE AGREEMENT